EXHIBIT 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The unaudited pro forma condensed combined financial statements and explanatory notes of the combined business set forth below give effect to the acquisition of MAI Systems Corporation (“MAI”).  The acquisition was accounted for as a purchase business combination as defined in Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations.”

The unaudited pro forma condensed combined financial statements are based on estimates and assumptions that are preliminary and do not purport to represent what SoftBrands’ results of operations or financial position actually would have been if the acquisition had been consummated on the date or for the periods indicated or what such results will be for any future date or any future period.  The unaudited pro forma condensed combined balance sheet as of June 30, 2006 is presented as if the MAI acquisition and related financing occurred on June 30, 2006.  The unaudited pro forma condensed combined statements of operations for the twelve months ended September 30, 2005 and the nine months ended June 30, 2006 are presented as if the MAI acquisition and related debt and equity financing had taken place October 1, 2004 and were carried forward through September 30, 2005 and June 30, 2006, respectively.  The unaudited pro forma condensed combined statements of operations do not include the realization of any cost savings from operating efficiencies, synergies or other restructurings resulting from the acquisition.  Therefore, the actual amounts recorded as of the completion of the transaction and thereafter may differ materially from the information presented herein.

In addition, the unaudited pro forma condensed combined statement of operations for the twelve months ended September 30, 2005 and the nine months ended June 30, 2006 included approximately $2.3 million and approximately $1.2 million, respectively, for amortization of intangibles acquired in this transaction.  The amortization of intangibles is a result of purchase accounting for the business combination.

In January 2003, MAI modified its 11% secured subordinated notes payable agreement with Canyon Capital Management LP.  As of September 30, 2005, the balance of the loan was approximately $5.7 million.  Concurrent with the completion of the acquisition on August 14, 2006, the Canyon Capital Management LP secured subordinated loan was repaid in full.  The total amount paid was approximately $5.4 million, which included principal of approximately $5.3 million and accrued interest of $89,000.   Additionally, a smaller loan was paid off with the completion of the acquisition.  These payoffs and the resulting reduction of related interest expense are reflected in the pro forma results as if they occurred at the beginning of the periods presented.

Effective October 1, 2005, SoftBrands adopted the fair value method of accounting for share-based compensation arrangements in accordance with Financial Accounting Standards Board (“FASB”) Statement No. 123(R), Share-Based Payment (“SFAS No. 123(R)”).   For the nine months ended June 30, 2006, approximately $1.6 million of total share-based compensation expense was recorded as required by the provisions of SFAS No. 123(R).  Prior to October 1, 2005, SoftBrands accounted for share-based employee compensation plans using the intrinsic value method of accounting in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“APB 25”), and its related interpretations.  For the year ended September 30, 2005, there was no share-based compensation expense pursuant to APB 25.  MAI had no significant share-based compensation expense, pursuant to SFAS No. 123(R) or APB 25, for the year ended September 30, 2005 or for the nine months ended June 30, 2006.

SoftBrands, Inc

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended September 30, 2005

in thousands, except per share data

			Pro Forma		Pro Forma
	SoftBrands	MAI	Adjustments		Combined
Revenue
Software licenses	$10,452	$4,189	$		$14,641
Maintenance & support	43,537	12,608			56,145
Professional services	13,309	3,757			17,066
Third-party software and hardware	3,483	946			4,429
Total revenue	70,781	21,500	0		92,281
Cost of revenues
Software licenses	4,503	784	522	(b)	5,809
Maintenance & support	14,094	3,174			17,268
Professional services	10,421	2,120			12,541
Third-party software and hardware	2,519	517			3,036
Total cost of revenues	31,537	6,595	522		38,654
Gross profit	39,244	14,905	(522)		53,627
Operating expenses
Selling, general and administrative	29,770	10,070	1,888	(b)	41,728
Research and product development	8,425	4,248			12,673
Restructuring related	(261)				(261)
Total operating expenses	37,934	14,318	1,888		54,140
Operating income	1,310	587	(2,410)		(513)
Interest expense	(7,062)	(1,861)	(1,184	)(d)	(10,107)
Other income (expense), net	602	32			634
Income (loss) from continuing operations before provision for income taxes	(5,150)	(1,242)	(3,594)		(9,986)
Provision for (benefit from) income taxes	(2,151)	26	(40	)(g)	(2,165)
Income (loss) from continuing operations	(2,999)	(1,268)	(3,554)		(7,821)

Preferred stock dividend	132	—	1,788	(f)	1,920

Income (loss) from continuing operations available to common shareholders	$(3,131)	$(1,268)	$(5,342)		$(9,741)

Basic and diluted earnings (loss) per common share from continuing operations	$(0.08)				$(0.24)

Weighted average basic and diluted shares outstanding	40,030		580	(a)	40,610

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements

SoftBrands, Inc

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended June 30, 2006

in thousands, except per share data

			Pro Forma		Pro Forma
	SoftBrands	MAI	Adjustments		Combined

Revenue
Software licenses	$6,571	$5,255	$		$11,826
Maintenance & support	31,447	10,072			41,519
Professional services	10,583	3,700			14,283
Third-party software and hardware	1,644	1,459			3,103
Total revenue	50,245	20,486	0		70,731
Cost of revenues
Software licenses	2,501	933	390	(b)	3,824
Maintenance & support	9,891	2,394			12,285
Professional services	9,381	2,121			11,502
Third-party software and hardware	1,126	830			1,956
Total cost of revenues	22,899	6,278	390		29,567
Gross profit	27,346	14,208	(390)		41,164
Operating expenses
Selling, general and administrative	23,748	7,847	571	(b)	32,166
Research and product development	7,662	3,662			11,324
Total operating expenses	31,410	11,509	571		43,490
Operating income (loss)	(4,064)	2,699	(961)		(2,326)
Interest expense	(9)	(562)	(726	)(d)	(1,297)
Other income, net	362	1			363
Income (loss) from continuing operations before provision for income taxes	(3,711)	2,138	(1,687)		(3,260)
Provision for (benefit from) income taxes	13	109	(89	)(g)	33
Income (loss) from continuing operations	(3,724)	2,029	(1,598)		(3,293)

Preferred stock dividend	819		621	(f)	1,440

Income (loss) from continuing operations available to common shareholders	$(4,543)	$2,029	$(2,219)		$(4,733)

Basic and diluted earnings (loss) per common share from continuing operations	$(0.11)				$(0.12)

Weighted average basic and diluted shares outstanding	40,125		580	(a)	40,705

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements

SoftBrands, Inc

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2006

in thousands

			Pro Forma		Pro Forma
	SoftBrands	MAI	Adjustments		Combined
Assets
Current assets
Cash and cash equivalents	$12,717	$957	$(25	)(h)	$13,649
Accounts receivable, net	5,992	3,623			9,615
Prepaid expenses and other current assets	1,541	1,062			2,603
Total current assets	20,250	5,642	(25)		25,867
Furniture, fixtures and equipment, net	2,139	622			2,761
Restricted cash	600				600
Goodwill	23,474	4,997	5,951	(b)	34,422
Intangible assets, net	2,330	6,137	3,115	(b)	11,582
Other long-term assets	19	15			34
Total assets	$48,812	$17,413	$9,041		$75,266

Liabilities and Stockholders’ Equity
Current liabilities
Notes payable	$	$58	$		$58
Current portion of long-term debt and capital leases	23	1,269	368	(e)	1,660
Accounts payable	1,390	469			1,859
Accrued expenses	4,798	2,474			7,272
Accrued restructuring costs	178				178
Deferred revenue	16,970	7,754	(1,203	)(c)	23,521
Other current liabilities	1,039	104			1,143
Total current liabilities	24,398	12,128	(835)		35,691

Long-term debt and capital leases		4,894	14,702	(e)	19,596
Other long-term liabilities	136	547			683
Total liabilities	24,534	17,569	13,867		55,970

Total stockholders’equity	24,278	(156)	(4,826	)(a)	19,296
Total liabilities and stockholders’ equity	$48,812	$17,413	$9,041		$75,266

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 1.   Basis of Presentation

The unaudited pro forma condensed combined statements of operations for the year ended September 30, 2005 and the nine months ended June 30, 2006 give effect to the acquisition of MAI by SoftBrands and related financing as if such events had occurred on October 1, 2004, the first day of the period.  The unaudited pro forma condensed combined balance sheet as of June 30, 2006 gives effect to the acquisition of MAI by SoftBrands and related financing as if it had occurred on June 30, 2006.

The financial periods required to be included in this Form 8-K/A are based on SoftBrands’ financial periods. For the purpose of presenting pro forma financial statements, SoftBrands used its latest filed financial statements, for the fiscal year ended September 30, 2005, and the nine months ended June 30, 2006 from its recently-filed Form 10-K and Form 10-Q, respectively.  In order to meet the Securities and Exchange Commission (“SEC”) pro forma requirements in combining a twelve-month period for MAI that is within 93 days of SoftBrands’ latest annual financial statements filed with the SEC, we combined the twelve months ended September 30, 2005 of MAI with the fiscal year ended September 30, 2005 of SoftBrands.  In addition, we combined the three-month period ended December 31, 2005 with the six-month period ended June 30, 2006 for MAI with the nine months ended June 30, 2006 of SoftBrands.

The preliminary allocation of the purchase price used in the unaudited pro forma condensed combined financial statements is based upon management’s estimates of the fair market values of the assets acquired and the liabilities assumed. These estimates are subject to change upon the final valuation of MAI’s assets and liabilities.

These unaudited pro forma condensed combined financial statements have been prepared based on historical financial information of SoftBrands and MAI, giving effect to the acquisition and other related adjustments described in these footnotes.  Certain footnote disclosures normally included in the financial statements prepared in accordance with U.S. GAAP have been condensed or omitted as permitted by SEC rules and regulations.  These unaudited pro forma condensed combined financial statements are not necessarily indicative of the results of operations that would have been achieved had the acquisition actually taken place at the dates indicated and do not purport to be indicative of future financial position or operating results.  The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements.

Note 2.   Purchase Accounting

On August 14, 2006, SoftBrands executed a credit agreement which provided $21 million to finance the acquisition under a term loan maturing in 2013. SoftBrands also closed on the sale of 6,000 shares of its Series D Convertible Preferred Stock (“Series D Stock”) and warrants (the “Warrants”) to purchase 400,000 shares of common stock for gross sales proceeds of $6.0 million which proceeds were used as partial consideration for the MAI acquisition.

Under the terms of the purchase agreement, MAI management was provided with non-compete agreements, consulting agreements and severance payments.  The non-compete agreements have a five-year term and the consulting agreements provide for declining payments over a three-year term.  These items are listed as additional consideration in the table below.

The preliminary purchase price is as follows:

(In thousands)
Cash paid	$15,500
Stock consideration	1,000
Additional consideration	3,558
Obligations assumed and paid	6,928
Estimated transaction costs	791
Total estimated purchase price	$27,777

The acquisition was accounted for under SFAS No. 141 Business Combinations using the purchase method of accounting.  Under the purchase method of accounting, the estimated purchase price will be allocated to MAI’s tangible and intangible assets acquired and liabilities assumed based on their estimated fair values as of the closing date of the transaction, with any excess being ascribed to goodwill.  Management is primarily responsible for determining the fair values of these assets.  Management has estimated the fair values of the acquired assets reflected in the unaudited pro forma condensed combined financial statements based on a number of factors, including preliminary valuations and estimated transaction costs.  An appraisal firm is performing a valuation of in-process research and development and identified intangible assets, which consist of customer relationships, trade names, non-compete agreements and acquired technology.  The purchase price is considered preliminary pending final valuation of the opening balance sheet, finalization of the third-party valuation, and final transaction costs.

(In thousands)	June 30, 2006

Working capital (excluding deferred revenue liabilities)	$3,499
Property and equipment, net	600
Other assets — non-current	15
Trade names	1,000
Goodwill	10,948
Identified intangible assets subject to amortization	8,252
In-process research and development	11,400
Deferred revenue and other obligations assumed	(7,937)
Total	$27,777

Goodwill and intangible assets related to the MAI acquisition have been accounted for in accordance with SFAS No. 142, Goodwill and Other Intangible Assets, which states that goodwill and other indefinite lived intangible assets are not amortized, but rather are tested for impairment at least annually.  Accordingly, the unaudited pro forma combined adjustments do not include amortization of goodwill or other indefinite lived intangibles.  There are no indefinite lived intangible assets that were identified as a result of this transaction other than trade names. In the event that SoftBrands determines that the value of goodwill or other indefinite lived intangibles has become impaired, SoftBrands will incur an accounting charge for the amount of the impairment during the fiscal quarter in which such determination is made.

In-process research and development represents incomplete MAI research and development projects that had not reached technological feasibility and had no alternative future use when acquired. SoftBrands estimates that $11.4 million of the preliminary purchase price represents purchased in-process technology related to projects which had not yet reached technological feasibility and have no alternative future use. The fair value of in-process research and development as determined based on the discounted cash flow method, utilizing a risk adjusted discount rate of 32.63% and an expectation that the net cash inflows related to the in-process projects would commence in the fiscal year beginning October 1, 2006. This estimate is subject to change upon final valuation of the in-process research and development. Although in-process research and development costs are not considered in the unaudited pro forma condensed combined statements of operations, such costs will be expensed in SoftBrands’ consolidated financial statements for the quarter ended September 30, 2006. This has been reflected in the unaudited pro forma condensed combined balance sheet with an adjustment to equity.

Note 3.   Unaudited Pro Forma Combined Adjustments

The following adjustments are required to properly reflect the pro forma combination of SoftBrands and MAI:

(a)           This adjustment reflects equity adjustments as follows (dollars in thousands):

To eliminate MAI’s historical stockholders’ equity	$(156)

To record issuance of 579,508 shares of SoftBrands common stock in connection with the acquisition of MAI	1,000

To record issuance of 6,000 shares of Series D preferred stock less issuance costs	5,730

To record the preliminary estimated fair value of in-process research and development	(11,400)

Total adjustments to stockholders’ equity	$(4,826)

The 579,508 shares issued in connection with the acquisition were valued using a 10-day average as required under the purchase agreement. This average share price approximates the average share price of the Company’s common stock a few days before and after the date the transaction was announced.

(b)           As part of the transaction, certain historical intangible assets and goodwill were reduced to zero prior to revaluation as part of purchase accounting related to the acquisition by SoftBrands and new intangible assets and goodwill values were established as follows:  The intangible assets with new finite lives will be recorded within the appropriate expense category and amortized over the estimated useful lives.  It is SoftBrands’ policy to record amortization of acquired software/technology intangible assets in cost of license fees. Amortization of other acquired intangibles is recorded in selling, general and administrative expense. Acquired intangible assets are amortized using straight line and accelerated methods taking into consideration the timing of estimated future cash flows.

The pro forma adjustments for intangible assets subject to amortization is as follows (in thousands):

	Historical	Preliminary			Nine	Estimated
	Amount,	Fair		Annual	Months	Useful
	Net	Value	Increase	Amortization	Amortization	Life

Non compete agreements	$	$2,000	$2,000	$1,333	$333	3

Customer relationships	1,774	2,700	926	540	405	5

Consulting agreements		952	952	476	179	3

Capitalized software	2,074	2,600	526	867	650	3
Total identifiable intangible assets subject to amortization	$3,848	$8,252	$4,404	$3,216	$1,567

MAI historical amortization:
Product related amortization				$345	$259
G&A related amortization				$461	$346

Increase in amortization product related				$522	$390
Increase in amortization G&A related				1,888	571
Total increase in amortization				$2,410	$961

The estimated future annual amortization for acquired intangible assets is as follows:

Year 1	$3,216
Year 2	2,089
Year 3	1,867
Year 4	540
Year 5	540
$8,252

Pro forma adjustments for intangible assets not subject to amortization are as follows (in thousands):

	Historical	Preliminary		Estimated
	Amount,	Fair	Increase	Useful
	Net	Value	(Decrease)	Life

Tradenames	$2,289	$1,000	$(1,289)	Indefinite

Goodwill	4,997	11,521	6,524	Indefinite

Total identifiable intangible assets not subject to amortization	$7,286	$12,521	$5,235

(c)           The historical amount of deferred revenue results from application of software revenue recognition rules of Statement of Position 97-2, Software Revenue Recognition (“SOP 97-2”). The preliminary fair value comprises unexpired contractual obligations, primarily post-contract customer support. To the extent that these underlying support and other obligations are provided, SoftBrands will recognize the revenue for the value of the obligations over the period that the post-contract support or other obligations are fulfilled, the majority of which are within one year. A balance sheet adjustment was made in the amount of $1,203,000 (15.5%) to record the difference between the preliminary fair value and the historical amount of MAI’s deferred revenue.

(d)           Upon completion of the acquisition on August 14, 2006, $5.9 million of long-term debt owed by MAI was paid off.  No fees or charges were incurred to pay off the debt.  A balance sheet adjustment was recorded to pay off the debt.  In addition, related interest expense of $664,000 for the twelve months ended September 30, 2005 and $507,000 for the nine month period ended June 30, 2006 was eliminated.  The amount of interest expense eliminated was in accordance with the agreements.

	Estimated		Effect on Nine
	Annual Interest	Effect on Annual	Months Interest
	Rate	Interest Expense	Expense
		(in thousands)

Interest expense on SoftBrands debt financing of $21 million	8.5%	$(1,756)	$(1,167)

Interest expense on MAI debt paid off at acquisition	10% - 12.5%	660	507

Net interest expense from acquisition		(1,096)	(660)
Amortization of debt issuance costs		(88)	(66)
Net interest expense from acquisition after including amortization of issuance costs		$(1,184)	$(726)

SoftBrands executed a credit agreement providing $21 million used to finance the acquisition under a term loan maturing in 2013, and up to $9 million of additional credit availability based on cash flow under a revolving credit facility.  The principal amount of the term loan is repayable in 78 equal monthly installments, commencing April 1, 2007.  Borrowings bear interest, payable monthly, ranging from 1.0% to 1.75% over the lenders’ prime rate, or from 2.0% to 2.75% over the London interbank rate, depending on the level of earnings before interest, taxes, depreciation and amortization of SoftBrands for the twelve months preceding the monthly calculation date.  A change in the interest rate of 0.125% would result in a change in interest expense of approximately $26,000 and $17,000 for the year ended September 30, 2005 and the nine months ended June 30, 2006.

(e)                                  To record the current and long-term portions of debt associated with the financing obtained by SoftBrands, Inc. in connection with the transaction and the reduction related to the debt paid off at the time of acquisition.

The net change in debt is as follows (in thousands):

	Current portion
	long-term debt	Long-term debt	Total Debt

Debt paid off:
HIS Holding	$142	$526	$668
Canyon Capital	1,105	4,157	5,262
	1,247	4,683	5,930
Newly acquired debt:
Wells Fargo Foothill	1,615	19,385	21,000

Net change in debt	$368	$14,702	$15,070

(f)            On August 14, 2006, SoftBrands closed on the sale of 5,000 shares of its Series D Stock and warrants to purchase 333,333 shares of common stock for gross sales proceeds of $5.0 million which proceeds were used as partial consideration for the MAI acquisition. The Series D Stock carries an 8% dividend. As a condition to such sale, SoftBrands also exchanged 18,000 shares of Series C-1 Convertible Preferred Stock (“Series C-1 Stock”) on a share for share basis for all 18,000 shares of the outstanding Series C Convertible Preferred Stock (“Series C Stock”) which were issued in August 2005. The Series C-1 Stock is identical to the Series C Stock except with respect to its dividend rate, which is 8% for the Series C-1 Stock rather than the 6% payable on the Series C Stock. On September 12, 2006, SoftBrands sold an additional 1,000 shares of its Series D Stock and issued warrants to purchase 66,667 shares of common stock for gross sales proceeds of $1.0 million. The pro forma adjustment reflects a full year and nine months, respectively, of dividends at 8% on both the Series C-1 and Series D preferred stock.

(g)           The pro forma combined provision for income taxes reflects the amounts that would have resulted had SoftBrands and MAI filed consolidated income tax returns during the periods presented.

(h)           Amount represents the estimated cash of SoftBrands which was necessary above and beyond the proceeds of the debt and equity financings to pay for the acquisition of MAI.

Note 4.   Unaudited Pro Forma Shares and Earnings per Share

Historical weighted average basic and diluted shares outstanding as previously reported by SoftBrands are used for computing the pro forma basic and diluted income (loss) available to common shareholders in the unaudited pro forma condensed combined statements of operations for the year ended September 30, 2005 and the nine months ended June 30, 2006, as adjusted for the additional 579,508 shares of SoftBrands common stock issued in the transaction (see Note 3(a) above).

Potential dilutive shares of common stock, options, warrants and conversion of convertible debt are excluded from the diluted net income (loss) per share calculations. These potentially dilutive shares have been excluded due to reported losses from continuing operations for both periods presented.